UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2014

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM 1179, Hamilton HM EX, Bermuda

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement

On September 5, 2014, Energy XXI (Bermuda) Limited’s indirect wholly-owned subsidiaries Energy XXI Gulf Coast, Inc. (“Gulf Coast”) and EPL Oil & Gas, Inc. (“EPL”) received written confirmation from the administrative agent under their Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that they had received signature pages from all of the lenders under the First Lien Credit Agreement for the Ninth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2014 (the “Amendment”).  The Amendment also became effective as of such date based on satisfaction of the conditions to such effectiveness provided in the Amendment.

The Amendment provides for, among other things, an adjustment to the total leverage ratio covenant under the First Lien Credit Agreement as requested by Gulf Coast.  Under the Amendment, the total leverage of Gulf Coast and its consolidated subsidiaries may not exceed 4.25 times the amount of EBITDA of Gulf Coast and its consolidated subsidiaries for the fiscal quarters ended June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015 and may not exceed 4.00 times the amount of EBITDA for each fiscal quarter ending June 30, 2015 and thereafter.  Prior to the Amendment, the total leverage ratio of Gulf Coast and its consolidated subsidiaries was required not to exceed 3.50 times EBITDA, although Gulf Coast and EPL had obtained a waiver to such requirement for the fiscal quarters ended June 30, 2014 and September 30, 2014 on August 22, 2014.  The Amendment also provides for a further covenant of Gulf Coast and its subsidiaries to limit the amount of their secured debt to an amount not to exceed 1.75 times the EBITDA of Gulf Coast and its consolidated subsidiaries for the fiscal quarters ended September 30, 2014, December 31, 2014 and March 31, 2015 and 1.50 times EBITDA for any fiscal quarter ending June 30, 2015 and thereafter.  Generally, the foregoing amendments under the First Lien Credit Agreement have arisen as Gulf Coast continues to consolidate the financial condition and results of operations of EPL and its subsidiaries within the scope of Gulf Coast and its subsidiaries.

In addition to the foregoing, the Amendment provides for the incorporation of the obligations of Gulf Coast and its subsidiaries in respect of commercial banking services with the benefit of the security interests that are provided for the lenders under the First Lien Credit Agreement.

Pursuant to the terms of the Amendment, the lenders under the First Lien Credit Agreement also maintained the borrowing base for Gulf Coast at $1,500,000,000, of which such amount $475,000,000 is the borrowing base for EPL under the subfacility established for EPL under the First Lien Credit Agreement.  These respective borrowing bases were set in accordance with the regular annual process for determination of the borrowing bases and the borrowing bases are to remain effective under the next redetermination thereof under the terms of the First Lien Credit Agreement.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

 (d)           Exhibits

Exhibit Number	Description
10.1	Ninth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By: /s/ David West Griffin
David West Griffin
Chief Financial Officer
September 9, 2014

Exhibit Index

Exhibit Number	Description
10.1	Ninth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2014.